UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2014

Performance Technologies, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27460	16-1158413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Canal View Boulevard, Rochester, New York 14623

(Address of Principal Executive Offices) (Zip Code)

(585) 256-0200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

On February 19, 2014, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 12, 2013, by and among Sonus Networks, Inc. (“Sonus”), Purple Acquisition Subsidiary, Inc. (“Merger Sub”) and Performance Technologies, Incorporated (“PT”), Merger Sub merged with and into PT with PT surviving and becoming a wholly-owned subsidiary of Sonus (the “Merger”). PT’s stockholders adopted the Merger Agreement at a special meeting of stockholders held on February 18, 2014. Terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

At 12:01 a.m. on February 19, 2014 (the “Effective Time”), each share of PT’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time was cancelled and converted automatically into the right to receive $3.75 in cash (the “Merger Consideration”), except with respect to shares of PT common stock held by any holder who properly exercised appraisal rights of such shares in accordance with Section 262 of the Delaware General Corporate Law (“DGCL”). All shares of PT common stock owned by Sonus, Merger Sub or PT were automatically cancelled, and no payment was made with respect thereto.

Holders of vested PT stock options with an exercise price less than $3.75 were permitted to conditionally exercise such vested stock options, which exercise was effective at the Effective Time. PT option holders that elected to participate in the conditional option exercise are entitled to receive a cash payment equal to $3.75 for each share underlying their PT stock options, less the amount of the applicable exercise price and any required tax withholdings.

In addition, at the Effective Time of the Merger, Sonus assumed all of the then outstanding stock options under the Company’s 2001 Stock Option Plan, 2003 Omnibus Incentive Plan and 2012 Omnibus Incentive Plan (the “Assumed Options”), but will substitute shares of Sonus’s common stock for shares of PT’s common stock issuable upon exercise of the Assumed Options based on the Equity Award Exchange Ratio articulated in the Merger Agreement. Sonus will also assume PT’s 2003 Omnibus Incentive Plan and 2012 Omnibus Incentive Plan, but will substitute shares of Sonus’s common stock for shares of PT’s common stock issuable under such plans.

As a result of the Merger, former PT stockholders will receive Merger Consideration in the aggregate amount of approximately $44 million.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2 to PT’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2013 and is incorporated into this Item 2.01 by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 19, 2014, PT requested that NASDAQ suspend PT’s common stock from trading on the NASDAQ Global Market due to the Closing of the Merger. In connection with PT’s request, PT expects that NASDAQ will file a Form 25 with the SEC to notify the SEC of PT’s removal from listing and registration under Section 12(b) of the Securities Exchange Act of 1934. PT expects that Sonus will file a Form 15 with the SEC after effectiveness of the Form 25 to suspend PT’s reporting requirements under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

Item 3.03 Material Modification to Rights of Security Holders.

See Item 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 3.03 by reference.

Item 5.01 Changes in Control.

As described under Item 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 5.01 by reference, upon the Closing of the Merger on February 19, 2014, a change in control of PT occurred, such that PT now is a wholly-owned subsidiary of Sonus. The Merger Consideration is being funded by Sonus through Sonus’s existing cash on hand and cash acquired from PT.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements for Certain Officers.

Pursuant to the Merger Agreement, Dennis C. Connors, Charles E. Maginness, Stuart B. Meisenzahl, John M. Slusser and Robert L. Tillman resigned from their positions on PT’s board of directors and any committees thereof effective as of the Effective Time. In addition, PT’s President and Chief Executive Officer, John M. Slusser; Senior Vice President and Chief Financial Officer, Dorrance W. Lamb; Senior Vice President - Sales, Marketing and Services, J. Patrick Rice; and Senior Vice President - Products and Technology, John J. Grana also resigned in their capacities as officers of PT effective as of the Closing of the Merger. As provided in the Merger Agreement, Mark T. Greenquist and Jeffrey M. Snider, the directors of the Merger Sub immediately prior to the Effective Time, and Raymond P. Dolan, Mark T. Greenquist and Jeffrey M. Snider, the officers of the Merger Sub immediately prior to the Effective Time, will be the initial directors and officers, respectively, of PT as the surviving corporation, in each case until their successors are elected or designated and qualified, or until their earlier death, resignation or removal from office.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the Effective Time, PT’s Certificate of Incorporation was amended and restated in its entirety. Pursuant to the Merger Agreement, the By-Laws of the Merger Sub in effect immediately prior to the Effective Time became the By-Laws of PT as the surviving corporation. Copies of the Amended and Restated Certificate of Incorporation and the By-Laws of PT are filed herewith as Exhibits 3.1 and 3.2, respectively.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 18, 2014, PT held a special meeting of PT stockholders in connection with the Merger (the “Special Meeting”). At the Special Meeting, PT stockholders present in person or by proxy adopted the Merger Agreement, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,164,586	135,921	200	0

At the Special Meeting, PT stockholders present in person or by proxy approved a non-binding, advisory proposal regarding the compensation that may become payable to PT’s named executive officers in connection with the completion of the Merger, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,526,986	301,598	472,123	0

At the Special Meeting, PT stockholders present in person or by proxy also approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes to approve the preceding proposal, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,859,788	344,036	96,883	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of December 12, 2013, by and among Sonus Networks, Inc., Purple Acquisition Subsidiary, Inc. and Performance Technologies, Incorporated (incorporated herein by reference to Exhibit 2 to PT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2013).

3.1	Amended and Restated Certificate of Incorporation of Performance Technologies, Incorporated.

3.2	By-Laws of Performance Technologies, Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Performance Technologies, Incorporated

Date: February 19, 2014	By	/s/Jeffrey M. Snider
Jeffrey M. Snider
Secretary